UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2011

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 543-7700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2011, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of IntraLinks Holdings, Inc. (the “Company”) increased the size of the Board from eight to nine directors and elected J. Chris Scalet to the Board as a Class I director of the Company to serve until the Company’s annual meeting of stockholders in 2011 or until his successor is duly elected and qualified.

As a non-employee director of the Company, Mr. Scalet is entitled to the compensation that the Company pays its non-employee directors. Under the Company’s non-employee director compensation policy adopted in 2011, Mr. Scalet is eligible to receive a pro rated portion of an $40,000 annual retainer paid quarterly in advance.  In addition, in connection with Mr. Scalet’s election to the Board, on April 27, 2011, Mr. Scalet was granted an award of 5,130 shares of restricted common stock pursuant to the Company’s non-employee director compensation policy, which represents a value of $150,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant (the “Election Stock Grant”). The Election Stock Grant vests quarterly over a three (3) year period and, if sooner, will fully vest on the date of the third annual meeting of stockholders following the date of grant.  The Election Stock Grant is immediately exercisable upon a change in control of the Company.

In addition, the Company expects to enter into an indemnification agreement with Mr. Scalet in connection with his election to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company.

Mr. Scalet is currently executive vice president, Global Services and chief information officer of Merck & Co., Inc. (“Merck”), a global research-driven pharmaceutical company.  Affiliates of Merck are customers of the Company and, in connection therewith, have made payments to the Company for their use of the IntraLinks platform totaling approximately $398,000 since January 1, 2010.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2011, the Company issued a press release regarding the election of Mr. Scalet, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of IntraLinks Holdings, Inc. dated April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 29, 2011

INTRALINKS HOLDINGS, INC.

By:      /s/ David G. Curran
David G. Curran
Executive Vice President,
Business and Legal Affairs